April 24, 2019	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FISCAL SECOND QUARTER
2019 RESULTS

•	Quarterly net revenues of $1.86 billion and record quarterly earnings per diluted share of $1.81

•	Records for client assets under administration of $796.0 billion, total Private Client Group financial advisors of 7,862, and net loans at Raymond James Bank of $20.1 billion

•	Record quarterly net revenues of $212 million and record pre-tax income of $136 million for Raymond James Bank

•	Record quarterly investment banking revenues of $163 million, driven by record M&A results

•	Annualized return on equity for the quarter of 16.7%

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.86 billion and net income of $261 million, or $1.81 per diluted share, for the fiscal second quarter ended March 31, 2019. Net revenue growth of 3% over the prior year’s fiscal second quarter was largely attributable to record investment banking revenues and higher net interest income, primarily at Raymond James Bank. The 4% sequential decline in quarterly net revenues was mostly due to a 9% sequential decline in asset management and related administrative fees, as Private Client Group assets in fee-based accounts, which are predominantly billed based on balances at the beginning of the quarter, experienced a market-driven decline in the preceding quarter. Nonetheless, the improvement of the pre-tax margin on net revenues during the quarter to 18.7% helped drive record quarterly earnings per diluted share of $1.81.

During the fiscal second quarter, the firm repurchased nearly 603,000 shares of common stock for $47 million at an average price of approximately $78.00 per share. As of March 31, 2019, $458 million of availability remained under the $505 million share repurchase authorization announced on March 4, 2019.

For the first six months of the fiscal year, record net revenues of $3.79 billion increased 7%, record earnings per diluted share of $3.51 increased 44%, and adjusted earnings per diluted share of $3.61(1) increased 11% compared to the first half of fiscal 2018.

“We are pleased with our results, as all four of our core segments generated record net revenues during the first six months of the fiscal year,” said Chairman and CEO Paul Reilly. “Moreover, we are well positioned entering the second half of the fiscal year, with records for client assets under administration of $796 billion, total number of Private Client Group financial advisors of 7,862, and net loans at Raymond James Bank of $20.1 billion.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•	Quarterly net revenues of $1.27 billion, flat with the prior year’s fiscal second quarter and down 6% compared to the preceding December quarter

•	Quarterly pre-tax income of $132 million, down 16% compared to the prior year’s fiscal second quarter and 20% below the preceding quarter

•	Record Private Client Group assets under administration of $760.0 billion, up 9% over March 2018 and 10% over December 2018

•	Number of Private Client Group financial advisors of 7,862 increased 258 over March 2018 and 47 over December 2018

Results during the quarter were negatively impacted by lower brokerage revenues and the market-driven decline of Private Client Group assets in fee-based accounts during the preceding quarter, as these accounts are predominantly billed based on balances at the beginning of the quarter. Boosted by the net addition of financial advisors, equity market appreciation and increased utilization of fee-based accounts, Private Client Group achieved a new record of $378.4 billion of assets in fee-based accounts during the fiscal second quarter, up 16% over March 2018 and 12% over December 2018. The increase in Private Client Group assets in fee-based accounts during the quarter will positively impact asset management fees in the fiscal third quarter.

Following a significant increase in the preceding quarter, clients’ domestic cash sweep balances of $41.7 billion decreased substantially during the fiscal second quarter as clients increased their allocations to other investments, largely driven by the improvement of equity market conditions, and tax-related seasonal factors. This trend has continued in April.

“Despite the competitive recruiting environment, we experienced a healthy net increase in the number of financial advisors during the quarter, as our multiple affiliation options, client-centric culture and robust support and solutions offerings continue to resonate with existing and prospective advisors,” said Reilly.

Capital Markets

•	Quarterly net revenues of $277 million, up 20% over the prior year’s fiscal second quarter and 9% over the preceding quarter

•	Quarterly pre-tax income of $41 million, up 156% over the prior year’s fiscal second quarter and 242% over the preceding quarter

•	Record investment banking revenues in the segment of $156 million, an increase of 46% over the prior year’s fiscal second quarter and 21% over the preceding quarter, lifted by record M&A results

Record M&A results more than offset the declines in equity underwriting revenues and equity brokerage revenues during the quarter. Fixed income brokerage revenues benefited from increased interest rate volatility during the quarter, particularly in March.

“The record quarterly M&A results reflect the significant investments we have made over the past several years to deepen and expand our platform,” said Reilly. “Effective in April, we made another investment to strengthen our M&A capabilities by closing on the previously-announced acquisition of Silver Lane Advisors, which has extensive expertise and relationships in the asset and wealth management sectors.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•	Quarterly net revenues of $162 million, down 1% compared to the prior year’s fiscal second quarter and 7% compared to the preceding quarter

•	Quarterly pre-tax income of $55 million, down 2% compared to the prior year’s fiscal second quarter and 14% compared to the preceding quarter

•	Financial assets under management of $138.5 billion, up 5% over March 2018 and 9% over December 2018

Results were negatively impacted by the decrease of financial assets under management during the preceding quarter, caused by the decline in the equity markets as well as net outflows for Carillon Tower Advisers.

“We recently announced an agreement to increase our stake in ClariVest Asset Management from 45% to 100% ownership, which closed in April,” said Reilly. “ClariVest has over $7 billion of assets under management across a broad range of equities strategies.”

Raymond James Bank

•	Record quarterly net revenues of $212 million, up 18% over the prior year’s fiscal second quarter and 4% over the preceding quarter

•	Record quarterly pre-tax income of $136 million, up 15% compared to the prior year’s fiscal second quarter and 24% over the preceding quarter

•	Record net loans of $20.1 billion, representing growth of 11% over March 2018 and 1% over December 2018

•	Net interest margin of 3.35% for the quarter, up 14 basis points over the prior year’s fiscal second quarter and 10 basis points over the preceding quarter

Record quarterly results were driven by loan growth and net interest margin expansion, which has improved with higher short-term interest rates. The bank loan loss provision of $5 million declined substantially compared to both the prior year’s fiscal second quarter and the preceding quarter. The credit quality of the loan portfolio remained strong.

A conference call to discuss the results will take place tomorrow morning, Thursday, April 25th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-671-8037 (conference code: 9098567), or visit www.raymondjames.com/investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until July 24, 2019, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,900 financial advisors. Total client assets are $796 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Selected Financial Highlights 2nd Quarter Fiscal 2019                                     (Unaudited)

Summary results of operations
	Three months ended			% change from
$ in millions, except per share amounts	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Net revenues	$1,859	$1,812	$1,931	3%	(4)%
Pre-tax income (2)	$347	$332	$332	5%	5%
Net income (2)	$261	$243	$249	7%	5%

Earnings per common share:
Basic	$1.85	$1.67	$1.73	11%	7%
Diluted	$1.81	$1.63	$1.69	11%	7%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	NA	NA	$347	5%	—
Adjusted net income (2)	NA	NA	$264	7%	(1)%

Adjusted earnings per share - basic	NA	NA	$1.83	11%	1%
Adjusted earnings per share - diluted	NA	NA	$1.79	11%	1%

	Six months ended
$ in millions, except per share amounts	March 31, 2019	March 31, 2018	% change
Net revenues	$3,790	$3,538	7%
Pre-tax income (2)	$679	$643	6%
Net income (2)	$510	$362	41%

Earnings per common share:
Basic	$3.58	$2.49	44%
Diluted	$3.51	$2.43	44%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	$694	$647	7%
Adjusted net income (2)	$525	$482	9%
Adjusted earnings per share - basic	$3.68	$3.32	11%
Adjusted earnings per share - diluted	$3.61	$3.24	11%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
2nd Quarter Fiscal 2019

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Revenues: (3) (4)
Asset management and related administrative fees	$783	$768	$865	2%	(9)%
Brokerage revenues
Securities commissions	349	425	388	(18)%	(10)%
Principal transactions	93	85	76	9%	22%
Total brokerage revenues	442	510	464	(13)%	(5)%
Account and service fees	191	177	185	8%	3%
Investment banking	163	116	137	41%	19%
Interest income	324	249	316	30%	3%
Other	31	37	37	(16)%	(16)%
Total revenues	1,934	1,857	2,004	4%	(3)%
Interest expense	(75)	(45)	(73)	67%	3%
Net revenues	1,859	1,812	1,931	3%	(4)%
Non-interest expenses: (3) (4)
Compensation, commissions and benefits	1,225	1,196	1,265	2%	(3)%
Communications and information processing	94	93	92	1%	2%
Occupancy and equipment costs	53	50	51	6%	4%
Business development	41	43	43	(5)%	(5)%
Investment sub-advisory fees	22	23	24	(4)%	(8)%
Professional fees (5)	17	16	22	6%	(23)%
Bank loan loss provision	5	8	16	(38)%	(69)%
Acquisition and disposition-related expenses (6)	—	—	15	—	(100)%
Other	67	51	73	31%	(8)%
Total non-interest expenses	1,524	1,480	1,601	3%	(5)%
Income including noncontrolling interests and before provision for income taxes	335	332	330	1%	2%
Provision for income taxes	86	89	83	(3)%	4%
Net income including noncontrolling interests	249	243	247	2%	1%
Net loss attributable to noncontrolling interests	(12)	—	(2)	NM	(500)%
Net income attributable to Raymond James Financial, Inc.	$261	$243	$249	7%	5%

Earnings per common share – basic	$1.85	$1.67	$1.73	11%	7%
Earnings per common share – diluted	$1.81	$1.63	$1.69	11%	7%
Weighted-average common shares outstanding – basic	140.8	145.4	144.2	(3)%	(2)%
Weighted-average common and common equivalent shares outstanding – diluted	143.9	149.0	147.3	(3)%	(2)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
2nd Quarter Fiscal 2019

Consolidated Statements of Income (Unaudited)

	Six months ended
in millions, except per share amounts	March 31, 2019	March 31, 2018	% change
Revenues: (3) (4)
Asset management and related administrative fees	$1,648	$1,497	10%
Brokerage revenues
Securities commissions	737	841	(12)%
Principal transactions	169	182	(7)%
Total brokerage revenues	906	1,023	(11)%
Account and service fees	376	348	8%
Investment banking	300	204	47%
Interest income	640	481	33%
Other	68	70	(3)%
Total revenues	3,938	3,623	9%
Interest expense	(148)	(85)	74%
Net revenues	3,790	3,538	7%
Non-interest expenses: (3) (4)
Compensation, commissions and benefits	2,490	2,349	6%
Communications and information processing	186	173	8%
Occupancy and equipment costs	104	100	4%
Business development	84	77	9%
Investment sub-advisory fees	46	45	2%
Professional fees (5)	39	28	39%
Bank loan loss provision	21	9	133%
Acquisition and disposition-related expenses (6)	15	4	275%
Other	140	110	27%
Total non-interest expenses	3,125	2,895	8%
Income including noncontrolling interests and before provision for income taxes	665	643	3%
Provision for income taxes	169	281	(40)%
Net income including noncontrolling interests	496	362	37%
Net loss attributable to noncontrolling interests	(14)	—	NM
Net income attributable to Raymond James Financial, Inc.	$510	$362	41%

Earnings per common share – basic	$3.58	$2.49	44%
Earnings per common share – diluted	$3.51	$2.43	44%
Weighted-average common shares outstanding – basic	142.5	144.9	(2)%
Weighted-average common and common equivalent shares outstanding – diluted	145.4	148.5	(2)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Selected Key Metrics
2nd Quarter Fiscal 2019	(Unaudited)

	For the period ended
Total company ($ in millions, except per share amounts)	March 31, 2019		March 31, 2018	December 31, 2018
Total assets	$38,176		$36,031	$38,544
Total equity (2)	$6,366		$5,941	$6,143
Book value per share (7)	$45.34		$40.82	$43.69
Tangible book value per share (1) (7)	$41.10		$36.58	$39.43
Annualized return on equity - quarter (8)	16.7%		16.7%	15.9%
Adjusted annualized return on equity - quarter (1) (8)	NA		NA	16.9%
Annualized return on equity - year to date (8)	16.2%		12.6%	15.9%
Adjusted annualized return on equity - year to date (1) (8)	16.7%		16.6%	16.9%
Total compensation ratio - quarter (9)	65.9%		66.0%	65.5%
Total compensation ratio - year to date (9)	65.7%		66.4%	65.5%
Pre-tax margin on net revenues - quarter (10)	18.7%		18.3%	17.2%
Adjusted pre-tax margin on net revenues - quarter (1) (10)	NA		NA	18.0%
Pre-tax margin on net revenues - year to date (10)	17.9%		18.2%	17.2%
Adjusted pre-tax margin on net revenues - year to date (1) (10)	18.3%		18.3%	18.0%

Total company capital ratios:
Tier 1 capital ratio	24.3%	(11)	23.3%	23.6%
Total capital ratio	25.3%	(11)	24.3%	24.7%
Tier 1 leverage ratio	15.1%	(11)	15.0%	14.6%

Client asset metrics ($ in billions)	As of			% change from
	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Client assets under administration	$796.0	$729.5	$725.4	9%	10%
Private Client Group assets under administration	$760.0	$694.8	$690.7	9%	10%
Private Client Group assets in fee-based accounts	$378.4	$325.1	$338.8	16%	12%
Financial assets under management	$138.5	$132.3	$126.5	5%	9%

Private Client Group financial advisors	As of
	March 31, 2019	March 31, 2018	December 31, 2018
Employees	3,192	3,053	3,166
Independent contractors	4,670	4,551	4,649
Total advisors	7,862	7,604	7,815

Clients’ domestic cash sweep balances ($ in millions)	As of
	March 31, 2019	March 31, 2018	December 31, 2018
RJBDP
RJ Bank	$21,023	$18,305	$21,138
Third-party banks	14,343	19,696	18,320
Subtotal RJBDP	35,366	38,001	39,458
Money Market Funds	4,001	2,004	4,436
Client Interest Program	2,349	3,367	2,935
Total clients’ domestic cash sweep balances	$41,716	$43,372	$46,829

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

Segment Results
	Three months ended			% change from
$ in millions	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Net revenues: (3)
Private Client Group	$1,271	$1,272	$1,356	—	(6)%
Capital Markets	277	230	253	20%	9%
Asset Management	162	163	174	(1)%	(7)%
RJ Bank	212	179	203	18%	4%
Other (12)	—	2	2	(100)%	(100)%
Intersegment eliminations	(63)	(34)	(57)	NM	NM
Total net revenues	$1,859	$1,812	$1,931	3%	(4)%

Pre-tax income/(loss): (2)
Private Client Group	$132	$158	$164	(16)%	(20)%
Capital Markets	41	16	12	156%	242%
Asset Management	55	56	64	(2)%	(14)%
RJ Bank	136	118	110	15%	24%
Other (12)	(17)	(16)	(18)	(6)%	6%
Pre-tax income	$347	$332	$332	5%	5%

	Six months ended
$ in millions	March 31, 2019	March 31, 2018	% change
Net revenues: (3)
Private Client Group	$2,627	$2,505	5%
Capital Markets	530	447	19%
Asset Management	336	314	7%
RJ Bank	415	344	21%
Other (12)	2	(1)	NM
Intersegment eliminations	(120)	(71)	NM
Total net revenues	$3,790	$3,538	7%

Pre-tax income/(loss): (2)
Private Client Group	$296	$313	(5)%
Capital Markets	53	21	152%
Asset Management	119	113	5%
RJ Bank	246	232	6%
Other (12)	(35)	(36)	3%
Pre-tax income	$679	$643	6%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Revenues: (4)
Asset management and related administrative fees	$638	$616	$707	4%	(10)%
Brokerage revenues:
Mutual and other fund products	145	188	157	(23)%	(8)%
Insurance and annuity products	99	100	104	(1)%	(5)%
Equities and fixed income products	94	116	103	(19)%	(9)%
Total brokerage revenues	338	404	364	(16)%	(7)%
Investment banking	8	9	7	(11)%	14%
Interest income	58	47	56	23%	4%
Account and service fees:
Mutual fund and annuity service fees	82	80	83	3%	(1)%
RJBDP fees: (13)
Third-party banks (3)	80	67	68	19%	18%
RJ Bank	42	22	41	91%	2%
Client account and other fees	27	26	33	4%	(18)%
Total account and service fees	231	195	225	18%	3%
All other	9	7	7	29%	29%
Total revenues	1,282	1,278	1,366	—	(6)%
Interest expense	(11)	(6)	(10)	83%	10%
Net revenues	1,271	1,272	1,356	—	(6)%
Non-interest expenses:
Compensation, commissions and benefits	984	973	1,032	1%	(5)%
Non-compensation (3)	155	141	160	10%	(3)%
Total non-interest expenses	1,139	1,114	1,192	2%	(4)%
Pre-tax income	$132	$158	$164	(16)%	(20)%

Pre-tax margin on net revenues	10.4%	12.4%	12.1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

Private Client Group

	Six months ended
$ in millions	March 31, 2019	March 31, 2018	% change
Revenues: (4)
Asset management and related administrative fees	$1,345	$1,207	11%
Brokerage revenues:
Mutual and other fund products	302	363	(17)%
Insurance and annuity products	203	211	(4)%
Equities and fixed income products	197	226	(13)%
Total brokerage revenues	702	800	(12)%
Investment banking	15	16	(6)%
Interest income	114	90	27%
Account and service fees:
Mutual fund and annuity service fees	165	161	2%
RJBDP fees: (13)
Third-party banks (3)	148	128	16%
RJ Bank	83	43	93%
Client account and other fees	60	55	9%
Total account and service fees	456	387	18%
All other	16	16	—
Total revenues	2,648	2,516	5%
Interest expense	(21)	(11)	91%
Net revenues	2,627	2,505	5%
Non-interest expenses:
Compensation, commissions and benefits	2,016	1,908	6%
Non-compensation (3)	315	284	11%
Total non-interest expenses	2,331	2,192	6%
Pre-tax income	$296	$313	(5)%

Pre-tax margin on net revenues	11.3%	12.5%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Revenues: (4)
Brokerage revenues:
Equity	$32	$39	$42	(18)%	(24)%
Fixed income	71	63	57	13%	25%
Total brokerage revenues	103	102	99	1%	4%
Investment banking: (3)
Equity underwriting	18	19	27	(5)%	(33)%
Merger & acquisition and advisory	118	72	83	64%	42%
Fixed income investment banking	20	16	19	25%	5%
Total investment banking	156	107	129	46%	21%
Interest income	9	8	10	13%	(10)%
Tax credit fund revenues	14	14	19	—	(26)%
All other	3	5	4	(40)%	(25)%
Total revenues	285	236	261	21%	9%
Interest expense	(8)	(6)	(8)	33%	—
Net revenues	277	230	253	20%	9%
Non-interest expenses
Compensation, commissions and benefits	168	154	158	9%	6%
Non-compensation (3) (6)	80	62	87	29%	(8)%
Total non-interest expenses	248	216	245	15%	1%
Income before taxes and including noncontrolling interests	29	14	8	107%	263%
Noncontrolling interests	(12)	(2)	(4)	(500)%	(200)%
Pre-tax income excluding noncontrolling interests	$41	$16	$12	156%	242%

Pre-tax margin on net revenues	14.8%	7.0%	4.7%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

Capital Markets

	Six months ended
$ in millions	March 31, 2019	March 31, 2018	% change
Revenues: (4)
Brokerage revenues:
Equity	$74	$82	(10)%
Fixed income	128	137	(7)%
Total brokerage revenues	202	219	(8)%
Investment banking: (3)
Equity underwriting	45	36	25%
Merger & acquisition and advisory	201	115	75%
Fixed income investment banking	39	37	5%
Total investment banking	285	188	52%
Interest income	19	15	27%
Tax credit fund revenues	33	28	18%
All other	7	9	(22)%
Total revenues	546	459	19%
Interest expense	(16)	(12)	33%
Net revenues	530	447	19%
Non-interest expenses
Compensation, commissions and benefits	326	310	5%
Non-compensation (3) (6)	167	121	38%
Total non-interest expenses	493	431	14%
Income before taxes and including noncontrolling interests	37	16	131%
Noncontrolling interests	(16)	(5)	(220)%
Pre-tax income excluding noncontrolling interests	$53	$21	152%

Pre-tax margin on net revenues	10.0%	4.7%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Revenues: (4)
Asset management and related administrative fees
Managed programs	$109	$114	$117	(4)%	(7)%
Administration and other	40	38	44	5%	(9)%
Total asset management and related administrative fees	149	152	161	(2)%	(7)%
Account and service fees	10	6	9	67%	11%
All other	3	5	4	(40)%	(25)%
Net revenues	162	163	174	(1)%	(7)%
Non-interest expenses:
Compensation and benefits	45	45	43	—	5%
Non-compensation	62	60	65	3%	(5)%
Total non-interest expenses	107	105	108	2%	(1)%
Income before taxes and including noncontrolling interests	55	58	66	(5)%	(17)%
Noncontrolling interests	—	2	2	(100)%	(100)%
Pre-tax income excluding noncontrolling interests	$55	$56	$64	(2)%	(14)%

Pre-tax margin on net revenues	34.0%	34.4%	36.8%

	Six months ended
$ in millions	March 31, 2019	March 31, 2018	% change
Revenues: (4)
Asset management and related administrative fees
Managed programs	$226	$218	4%
Administration and other	84	75	12%
Total asset management and related administrative fees	310	293	6%
Account and service fees	19	13	46%
All other	7	8	(13)%
Net revenues	336	314	7%
Non-interest expenses:
Compensation and benefits	88	82	7%
Non-compensation	127	114	11%
Total non-interest expenses	215	196	10%
Income before taxes and including noncontrolling interests	121	118	3%
Noncontrolling interests	2	5	(60)%
Pre-tax income excluding noncontrolling interests	$119	$113	5%

Pre-tax margin on net revenues	35.4%	36.0%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

RJ Bank

	Three months ended			% change from
$ in millions	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Revenues:
Interest income	$247	$190	$239	30%	3%
Interest expense	(42)	(18)	(42)	133%	—
Net interest income	205	172	197	19%	4%
All other	7	7	6	—	17%
Net revenues	212	179	203	18%	4%
Non-interest expenses:
Compensation and benefits	12	10	11	20%	9%
Non-compensation:
Loan loss provision	5	8	16	(38)%	(69)%
RJBDP fees to PCG	42	22	41	91%	2%
All other	17	21	25	(19)%	(32)%
Total non-interest expenses	76	61	93	25%	(18)%
Pre-tax income	$136	$118	$110	15%	24%

Pre-tax margin on net revenues	64.2%	65.9%	54.2%

	Six months ended
$ in millions	March 31, 2019	March 31, 2018	% change
Revenues:
Interest income	$486	$366	33%
Interest expense	(84)	(31)	171%
Net interest income	402	335	20%
All other	13	9	44%
Net revenues	415	344	21%
Non-interest expenses:
Compensation and benefits	23	19	21%
Non-compensation:
Loan loss provision	21	9	133%
RJBDP fees to PCG	83	43	93%
All other	42	41	2%
Total non-interest expenses	169	112	51%
Pre-tax income	$246	$232	6%

Pre-tax margin on net revenues	59.3%	67.4%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
2nd Quarter Fiscal 2019	(Unaudited)

Other

	Three months ended			% change from
$ in millions	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018
Revenues:
Interest income	$14	$9	$16	56%	(13)%
Gains on private equity investments	2	11	4	(82)%	(50)%
All other	3	1	1	200%	200%
Total revenues	19	21	21	(10)%	(10)%
Interest expense	(19)	(19)	(19)	—	—
Net revenues	—	2	2	(100)%	(100)%
Non-interest expenses	17	18	20	(6)%	(15)%
Loss before taxes and including noncontrolling interests	(17)	(16)	(18)	(6)%	6%
Noncontrolling interests	—	—	—	—	—
Pre-tax loss excluding noncontrolling interests	$(17)	$(16)	$(18)	(6)%	6%

	Six months ended
$ in millions	March 31, 2019	March 31, 2018	% change
Revenues:
Interest income	$30	$17	76%
Gains on private equity investments	6	18	(67)%
All other	4	2	100%
Total revenues	40	37	8%
Interest expense	(38)	(38)	—
Net revenues	2	(1)	NM
Non-interest expenses	37	35	6%
Loss before taxes and including noncontrolling interests	(35)	(36)	3%
Noncontrolling interests	—	—	—
Pre-tax loss excluding noncontrolling interests	$(35)	$(36)	3%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	RJ Bank Selected Key Metrics
2nd Quarter Fiscal 2019	(Unaudited)

Raymond James Bank ($ in millions)	As of
	March 31, 2019	March 31, 2018	December 31, 2018
Total assets	$24,925	$21,940	$25,140
Total equity	$2,136	$1,911	$2,072
Bank loans, net	$20,135	$18,151	$19,887
Allowance for loan losses	$218	$195	$219
Allowance for loan losses (as % of loans)	1.08%	1.07%	1.10%
Total nonperforming assets	$61	$38	$52
Nonperforming assets (as % of total assets)	0.25%	0.17%	0.21%
Total criticized loans	$246	$238	$227
Criticized loans (as % of loans)	1.21%	1.30%	1.13%

	Three months ended			% change from		Six months ended
	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2019	March 31, 2018	% change
Bank loan loss provision	$5	$8	$16	(38)%	(69)%	$21	$9	133%
Net charge-offs/(recoveries)	$6	$4	$(1)	50%	NM	$5	$4	25%

	As of
	March 31, 2019		March 31, 2018	December 31, 2018
RJ Bank capital ratios:
Tier 1 capital ratio	12.8%	(11)	12.5%	12.7%
Total capital ratio	14.1%	(11)	13.8%	13.9%
Tier 1 leverage ratio	8.6%	(11)	8.8%	8.5%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	RJ Bank Selected Key Metrics
2nd Quarter Fiscal 2019	(Unaudited)

	Raymond James Bank Net Interest Analysis
	Three months ended
	March 31, 2019			March 31, 2018			December 31, 2018
$ in millions	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$1,391	$9	2.40%	$1,105	4	1.53%	$1,304	$7	2.24%
Available-for-sale securities	2,876	17	2.43%	2,375	12	1.99%	2,717	16	2.32%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	8,160	97	4.76%	7,553	79	4.14%	7,763	91	4.58%
Commercial real estate construction loans	197	3	5.70%	177	2	5.00%	171	2	5.62%
Commercial real estate loans	3,379	40	4.73%	3,186	32	4.05%	3,558	41	4.55%
Tax-exempt loans (14)	1,280	8	3.34%	1,148	7	3.39%	1,284	9	3.33%
Residential mortgage loans	3,979	34	3.33%	3,329	26	3.09%	3,891	32	3.32%
Securities-based loans	3,066	37	4.71%	2,573	26	3.96%	3,102	36	4.58%
Loans held for sale	144	1	4.26%	145	1	3.75%	186	3	5.39%
Total loans, net	20,205	220	4.38%	18,111	173	3.86%	19,955	214	4.27%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	153	1	4.44%	146	1	3.66%	169	2	3.97%
Total interest-earning banking assets	24,625	247	4.04%	21,737	190	3.54%	24,145	239	3.94%
Total interest-bearing banking liabilities	22,397	42	0.77%	19,836	18	0.36%	22,085	42	0.75%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,228	$205		$1,901	172		$2,060	$197
Net interest margin (net yield on interest-earning banking assets)			3.35%			3.21%			3.25%

	Six months ended
	March 31, 2019			March 31, 2018
$ in millions	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$1,347	$16	2.32%	$1,231	$8	1.40%
Available-for-sale securities	2,796	33	2.38%	2,271	22	1.93%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	7,959	188	4.67%	7,483	152	4.02%
Commercial real estate construction loans	184	5	5.66%	158	4	4.91%
Commercial real estate loans	3,469	81	4.64%	3,111	61	3.88%
Tax-exempt loans (14)	1,282	17	3.34%	1,093	14	3.41%
Residential mortgage loans	3,934	66	3.32%	3,287	51	3.08%
Securities-based loans	3,085	73	4.65%	2,521	49	3.82%
Loans held for sale	165	4	4.90%	130	2	3.62%
Total loans, net	20,078	434	4.32%	17,783	333	3.76%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	161	3	4.19%	138	3	3.94%
Total interest-earning banking assets	24,382	486	3.99%	21,423	366	3.43%
Total interest-bearing banking liabilities	22,239	84	0.76%	19,549	31	0.31%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,143	$402		$1,874	$335
Net interest margin (net yield on interest-earning banking assets)			3.30%			3.15%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
2nd Quarter Fiscal 2019

Reconciliation of GAAP measures to non-GAAP measures (Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. In the table below, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Three months ended	Six months ended
$ in millions, except per share amounts	December 31, 2018	March 31, 2019	March 31, 2018
Net income: (2)	$249	$510	$362
Non-GAAP adjustments:
Acquisition and disposition-related expenses (6)	15	15	4
Tax effect of non-GAAP adjustments	—	—	(1)
Impact of the Tax Act (15)	—	—	117
Total non-GAAP adjustments, net of tax	15	15	120
Adjusted net income	$264	$525	$482

Pre-tax income: (2)	$332	$679	$643
Pre-tax non-GAAP adjustments (as detailed above)	15	15	4
Adjusted pre-tax income	$347	$694	$647
Pre-tax margin on net revenues (10)	17.2%	17.9%	18.2%
Adjusted pre-tax margin on net revenues (10)	18.0%	18.3%	18.3%
Earnings per common share:
Basic	$1.73	$3.58	$2.49
Diluted	$1.69	$3.51	$2.43
Adjusted basic	$1.83	$3.68	$3.32
Adjusted diluted	$1.79	$3.61	$3.24
Return on equity:
Average equity (16)	$6,256	$6,292	$5,740
Annualized return on equity (8)	15.9%	16.2%	12.6%
Adjusted average equity (16)	$6,263	$6,302	$5,820
Adjusted annualized return on equity (8)	16.9%	16.7%	16.6%

	As of
	March 31, 2019	March 31, 2018	December 31, 2018
Book value per share:
Total equity (2)	$6,366	$5,941	$6,143
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	630	647	633
Deferred tax assets	(35)	(30)	(34)
Tangible total equity	5,771	5,324	5,544
Common shares outstanding	140.4	145.6	140.6
Book value per share (7)	$45.34	$40.82	$43.69
Tangible book value per share (7)	$41.10	$36.58	$39.43

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
2nd Quarter Fiscal 2019

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments for the three months ended March 31, 2019 and 2018, therefore, percent changes are calculated based on GAAP results for the respective March quarters and to non-GAAP results for the December 2018 quarter.

2.	Excludes noncontrolling interests.

3.
Effective October 1, 2018, we adopted ASU 2014-09 “Revenues from Contracts With Customers”.  As a result of adoption, we have changed the presentation of certain costs related to investment banking transactions and certain administrative costs associated with RJBDP from a net presentation within revenues to a gross presentation.  These changes were made on a prospective basis beginning with our first fiscal quarter of 2019 and did not have an impact on our pre-tax income.  The related expenses, which were previously netted against Investment banking revenues and Account and service fees, are now presented in Professional fees and Other expenses in our Consolidated Statements of Income.

4.
We have reclassified certain revenues among income statement line items and renamed certain line items. See the Report on Form 8-K dated November 28, 2018 (available at www.sec.gov) for additional information. In addition, we have reclassified certain expenses between income statement line items and present Professional fees separately from Other Expenses. Prior period results have been conformed to the current presentation.

5.
Professional fees include audit fees, non-technology-related consulting fees and external legal fees (excluding legal or regulatory provisions) which were previously included within Other expense in our Consolidated Statements of Income. Professional fees also include, prospectively upon adoption of new accounting guidance on October 1, 2018, deal-related expenses which were previously netted against Investment banking revenues.

6.	Includes a loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities in December 2018.

7.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

8.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

9.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

10.
Computed by dividing pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

11.	Estimated.

12.	The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

13.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at RJ Bank and various third-party banks. Fees earned by PCG on RJ Bank deposits are eliminated in consolidation.

14.	The average yield is presented on a tax-equivalent basis for each respective period.

15.
The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

16.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by three. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.